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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-35177) of United Medicorp, Inc. of our report dated March 14, 1996 appearing on page 50 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 51 of this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP

Dallas, Texas
March 14, 1996